EXHIBIT 99.1

Sunterra Corporation Announces Delisting Notice From Nasdaq and Informal Inquiry by SEC

LAS VEGAS, NV -- 07/06/2006 -- Sunterra Corporation (NASDAQ: SNRR) today announced that the Company received a letter from The Nasdaq Stock Market on July 5, 2006, informing the Company that the Nasdaq Listing Qualifications Panel has determined to deny the Company's request for continued inclusion on The Nasdaq National Market and, therefore, to delist the Company's common stock effective with the open of business on Friday, July 7, 2006. This action follows the Company's request to the Panel for a listing exception after the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, with the U.S. Securities and Exchange Commission, which resulted in the Company's non-compliance with Nasdaq's timely filing requirement.

Following the delisting of the Company's common stock from The Nasdaq National Market, the Company expects that its common stock will be quoted in the "Pink Sheets" beginning on July 7, 2006. The Company expects that the trading symbol of its common stock will remain the same (SNRR or SNRR.PK). Information about the Pink Sheets can be found at its Internet web site www.pinksheets.com.

In addition, the Company expects its warrants to purchase shares of its common stock, currently quoted on the OTC Bulletin Board under the trading symbol SNRWE, will be removed from the OTC Bulletin Board effective with the open of business on Friday, July 7, 2006. Following this removal, the Company expects that these warrants will be quoted in the "Pink Sheets" beginning on July 7, 2006. The Company expects the trading symbol for these warrants to change from SNRWE to SNRW or SNRW.PK.

Also on July 5, 2006, the Company was advised by the staff of the Division of Enforcement of the U.S. Securities and Exchange Commission that it is conducting an informal inquiry with respect to recent events regarding the Company. The Company intends to cooperate fully with this inquiry.

About Sunterra

Sunterra is one of the world's largest vacation ownership companies with more than 318,000 owner families and nearly 100 branded or affiliated vacation ownership resorts throughout the continental United States and Hawaii, Canada, Europe, the Caribbean and Mexico. Sunterra news releases, as well as additional news and information on the company, can be found at www.sunterra.com.

Forward-Looking Statements; Risks and Uncertainties

Statements contained in this document that disclose the Company's or management's intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. For example, future results, performance and achievements may be affected by our ability to successfully implement our strategic, operational and marketing plan including the cost reduction plan of our European operations, the actual amount of the pretax restructuring charge, the actual amount of the cash expenditures associated with the restructuring plan, general economic conditions, including a global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees, domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, risk associated with potential acquisitions and dispositions and other circumstances and uncertainties. In addition, potential risks and uncertainties include, among other things: (1) the results of the Audit and Compliance Committee investigation and review of the allegations; (2) expectations as to the timing of the completion of such investigation by the Committee and its independent counsel, the Company's review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company's Form 10-Q for the fiscal quarter ended March 31, 2006, and the issuance of interim financial results for the Company; (3) expectations as to the timing of engaging a new independent registered public accounting firm and as to the level of cooperation from the Company's former accounting firm; (4) the effects of the delisting of the Company's common stock from The Nasdaq National Market and removal of the Company's warrants from the OTC Bulletin Board and the quotation of the Company's common stock and warrants in the "Pink Sheets," including any adverse effects relating to the trading of the stock or warrants due to, among other things, the absence of market makers; (5) the effects of any required restatement adjustments to previously issued financial statements and possible material weaknesses in internal control over financial reporting; (6) the effects of any lawsuits or governmental investigations alleging among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; (7) the possibility that any default under the Company's financing arrangements, including our Senior Finance Facility and Senior Subordinated Convertible Notes could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements; (8) the effects of new accounting pronouncements; (9) personnel changes may adversely affect the Company's business; and (10) additional risks and uncertainties and important factors described in the Company's other press releases and in the Company's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.